Exhibit 4.2

016570| 003590|127C|RESTRICTED||4|057-423

Fixed Rate Cumulative Perpetual	Fixed Rate Cumulative Perpetual
Preferred Stock, Series A	Preferred Stock, Series A

NO PAR VALUE	THIS CERTIFICATE IS TRANSFERABLE IN
CANTON, MA, JERSEY CITY, NJ AND GOLDEN, CO

Certificate	Shares
Number	* * 600620 * * * * * *
ZQ 000000	* * * 600620 * * * * *
* * * * 600620 * * * *
* * * * * 600620 * * *
* * * * * * 600620 * *

MANHATTAN BANCORP
INCORPORATED UNDER THE LAWS OF THE STATE OF CALIFORNIA

THIS CERTIFIES THAT Mr. Alexander David Sample is the owner of SIX HUNDRED THOUSAND SIX HUNDRED AND TWENTY	CUSIP 562754 20 0
SEE REVERSE FOR CERTAIN DEFINITIONS

FULLY-PAID AND NON-ASSESSABLE SHARES OF THE FIXED RATE CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES A, OF

Manhattan Bancorp (hereinafter called the “Company”), transferable on the books of the Company in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby, are issued and shall be held subject to all of the provisions of the Articles of Incorporation, as amended, and the By-Laws, as amended, of the Company (copies of which are on file with the Company and with the Transfer Agent), to all of which each holder, by acceptance hereof, assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

DATED <<Month Day, Year>>

President & Chief Executive Officer	COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE TRUST COMPANY, N.A.
TRANSFER AGENT AND REGISTRAR,

Executive Vice President/Chief Financial Officer	By	MP
AUTHORIZED SIGNATURE

MANHATTAN BANCORP

PO BOX 43004, Providence, RI 02940-3004

MR A SAMPLE

DESIGNATION (IF ANY)

ADD 1

ADD 2

ADD 3

ADD 4

CUSIP	XXXXXX XX X
Holder ID	XXXXXXXXXX
Insurance Value	1,000,000.00
Number of Shares	123456
DTC	12345678 123456789012345

Certificate Numbers	Num/No.	Denom.	Total
1234567890/1234567890	1	1	1
1234567890/1234567890	2	2	2
1234567890/1234567890	3	3	3
1234567890/1234567890	4	4	4
1234567890/1234567890	5	5	5
1234567890/1234567890	6	6	6
Total Transaction			7

MANHATTAN BANCORP

TRANSFER FEE $25.00

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-as tenants in common	UNIF GIFT MIN ACT-	Custodian
		(Cust)	(Minor)
TEN ENT	-as tenants by the entireties	under Uniform Gifts to Minors Act
(State)
JT TEN	-as joint tenants with right of	UNIF TRF MIN ACT	Custodian (until age )
	survivorship and not as tenants in	(Cust)	(Minor)
	common	under Uniform Transfers to Minors Act
(State)
Additional abbreviations may also be used though not in the above list.

Any shareholder may obtain from the principal office of the Company, upon request and without charge, a statement of the number of shares constituting each class or series of stock and the designation thereof; and a copy of the rights, preferences, privileges, and restrictions granted to or imposed upon the respective classes or series of stock and upon the holders thereof by said Articles of Incorporation and the Bylaws.

THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS. EACH PURCHASER OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT IS NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. ANY TRANSFEREE OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THE SECURITIES REPRESENTED BY THIS INSTRUMENT EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT WHICH IS THEN EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO THE ISSUER OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

For value received, hereby sell, assign and transfer unto

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

Shares

of the preferred stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney

to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated: 20

Signature:

Signature:
Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.

Signature(s) Guaranteed: Medallion Guarantee Stamp

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.